    As filed with the Securities and Exchange Commission on January 12, 1999

                                               REGISTRATION NO. 333-____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                             RUSH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                                              74-1733016
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

        8810 I.H. 10 EAST                                         78219
       SAN ANTONIO, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                             MARTIN A. NAEGELIN, JR.
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             RUSH ENTERPRISES, INC.
                                8810 I.H. 10 EAST
                            SAN ANTONIO, TEXAS 78219
                     (Name and address of agent for service)

                                 (210) 661-4511
          (Telephone number, including area code, of agent for service)

                               -----------------
                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                             300 CONVENT, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575
                       ATTENTION: PHILLIP M. RENFRO, ESQ.

                               -----------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
   TO BE REGISTERED         BE REGISTERED        PRICE PER SHARE(1)          PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value               100,000(2)            $11.60               $1,160,000               $342.20
-----------------------------------------------------------------------------------------------------------------
 Purchase Rights(3)(4)           100,000
-----------------------------------------------------------------------------------------------------------------
         Total                   100,000                 -                  $1,160,000               $342.20
=================================================================================================================


(1) Pursuant to Rule 457(c) and (h), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low prices of the Common Stock as reported by the National Market System of NASDAQ on January __, 1999.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(3)      No fee pursuant to Rule 457(g).

(4) Purchase Rights related to the Common Stock pursuant to the Rights Agreement dated April 8, 1996, between Registrant and American Stock Transfer & Trust Company, Trustee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated by reference in this Registration Statement:

                  1. The Annual Report on Form 10-K of Rush Enterprises, Inc., a Texas corporation (the "Registrant"), for the year ended December 31, 1997;

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 1998 and September 30, 1998; and

                  3. The description of the Registrant's Common Stock, $.01 par value, contained in a registration statement on Form S-1, Registration Statement No. 333-03346, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                  For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

               The Company's Amended and Restated Articles of Incorporation and Bylaws provide for indemnification of its present and former directors and officers. The Company's Bylaws further provide for indemnification of officers and directors against reasonable expenses actually incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

               The Amended and Restated Articles of Incorporation of the Company contain a provision that limits the liability of the Company's directors as permitted under Texas law. The provision eliminates the liability of a director to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The provision does not affect the liability of a director for (i) breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company, or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the limitation of liability of directors applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer his or her role as an officer and does not limit a director's liability under any other law, such as federal securities law.

                  The Company has entered into Indemnification Agreements with all of its directors, and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees), judgments, penalties and fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which any of such individuals are, or are threatened to be made, a party by reason of their status in such position. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the Texas Business Corporation Act or the Amended and Restated Articles of Incorporation of the Company. Such provisions are intended to be in furtherance, and not in limitation of, the general right to the indemnification provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                    3.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

                    3.2 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

                    4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

                    4.2 Rights Agreement dated April 8, 1996, between the Company and American Stock Transfer & Trust Company, Trustee (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

                   *4.3 Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan.

                   *4.4 Form of Stock Option Agreement granted pursuant to Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan.

                   *5.1      Opinion of Fulbright & Jaworski L.L.P.

                  *23.1      Consent of Fulbright & Jaworski L.L.P. (included in
                             Exhibit 5.1).

                  *23.2      Consent of Arthur Andersen LLP.

                  *24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).
-------------------
* Filed herewith.

ITEM 9.             UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                             (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                             (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 2, 1998.

                                               RUSH ENTERPRISES, INC.



                                               By:   /s/ W. Marvin Rush
                                                  -----------------------------
                                                            W. Marvin Rush
                                                     Chairman of the Board and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints W. Marvin Rush, Martin A. Naegelin, Jr., W. M. "Rusty" Rush and Robin M. Rush, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   TITLE                                                DATE

/s/ W. Marvin Rush                          Chairman of the Board and                         December 2, 1998
---------------------------                  Chief Executive Officer
W. Marvin Rush                              (principal executive officer)

/s/ Martin A. Naegelin, Jr.                 Vice President and                                December 2, 1998
---------------------------                  Chief Financial Officer
Martin A. Naegelin, Jr.                     (Principal financial officer and
                                            accounting officer)

/s/ W. M. "Rusty" Rush                      Director and President                            December 2, 1998
---------------------------
W. M. "Rusty" Rush

/s/ Robin M. Rush                           Executive Vice President,                         December 2, 1998
---------------------------                 Secretary, Treasurer and
Robin M. Rush                               Director

/s/ Ronald J. Krause                        Director                                          December 2, 1998
---------------------------
Ronald J. Krause

/s/ John D. Rock                            Director                                          December 2, 1998
---------------------------
John D. Rock

/s/ Joseph M. Dunn                          Director                                          December 2, 1998
---------------------------
Joseph M. Dunn

INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibits
---------         -----------------------

     3.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     3.2 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

     4.2 Rights Agreement dated April 8, 1996, between the Company and American Stock Transfer & Trust Company, Trustee (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-03346)).

    *4.3          Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option
                  Plan.

    *4.4 Form of Stock Option Agreement granted pursuant to Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan.

    *5.1          Opinion of Fulbright & Jaworski L.L.P.

   *23.1          Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1).

   *23.2          Consent of Arthur Andersen LLP.

   *24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).


-------------------
* Filed herewith.